AMENDMENT TO SUPPLEMENTAL AGREEMENT

This AMENDMENT TO SUPPLEMENTAL AGREEMENT (this “Amendment”) is made by and between Good Times Restaurants Inc. (the “Company”) and Small Island Investments Limited (the “Investor”), to amend the Supplemental Agreement dated as of September 28, 2012 (the “Supplemental Agreement”) between the Company and the Investor.  Capitalized terms used but not otherwise defined in this Amendment shall have the meanings given to such terms in the Supplemental Agreement.

The Company and the Investor hereby amend and restate Section 2 of the Supplemental Agreement to read in its entirety as follows:

The Closing as to the remaining 118,483 Shares and as to the payment of an additional $500,000 to the Company (the “Second Closing”) shall take place on or before March 31, 2013, at such time as the Company’s Board of Directors reasonably determines, with 45 days’ prior notice to the Investor, that the Company requires such funds to maintain the minimum stockholders’ equity required under NASDAQ Listing Rule 5550(b) for continued listing on The NASDAQ Capital Market.  At the Second Closing the Investor shall be obligated to make such payment and the Company shall be obligated to issue such Shares, with all conditions thereto in the Agreement deemed satisfied.

Dated: October 16, 2012.

COMPANY:

GOOD TIMES RESTAURANTS INC.

By: /s/ Boyd E. Hoback
	Name:	Boyd E. Hoback
	Title:	President & CEO

INVESTOR:

SMALL ISLAND INVESTMENTS LIMITED

By: /s/ David L. Dobbin
	Name:	David L. Dobbin
	Title:	Chairman